EXHIBIT 99.1

iMergent, Inc. Announces Change of Auditor

PHOENIX, Sept. 16, 2009 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG - News), a leading provider of eCommerce software, site development, web hosting and search engine optimization for businesses and entrepreneurs, announced today the appointment of  Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year starting  July 1, 2009. Deloitte replaces the Company’s previous independent registered public accountants, Tanner LC (“Tanner”).

“We have had a very positive relationship with Tanner over the years and appreciate their hard work and support,” stated Jonathan R. Erickson, Chief Financial Officer of iMergent.  “This was a difficult decision, but given our emphasis on expanding into additional business segments, we felt it was important to retain a national audit firm, we determined that Deloitte offers our shareholders the best combination of quality services and cost-efficiency. We look forward to working with their team.”

Steven G. Mihaylo, Chief Executive Officer of iMergent, stated “Obviously a change of auditors is not a decision we made lightly as we have been very impressed with Tanner. With the addition of our  Crexendo Business Solutions division, our search engine optimization (SEO) and search engine management (SEM) offerings, as well as the progress made in the development of our managed network services and hosted telecom service lines we felt now was the time to make a change. We are excited to work with Deloitte who brings extensive knowledge and accounting understanding of our current business and the additional business offerings we are adding.”

The appointment of Deloitte has been made by the Company’s Audit Committee. The Company and Tanner did not have any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement, if not resolved to the satisfaction of Tanner, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and businesses enabling them to market and sell their business products or ideas via the Internet. The company sells its proprietary software and training services which help users build Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software and training, iMergent offers site development, web hosting and search engine optimization (SEO). iMergent, StoresOnline and Crexendo Business Solutions, Inc. are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words, "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about iMergent, (1) expanding into additional business segments, (2) Deloitte offering  shareholders the best combination of quality services and cost-efficiency, (3)  the addition of the  Crexendo Business Solutions division,    search engine optimization (SEO) and search engine management (SEM) offerings and  (4) having  progress made in the development of  managed network services and hosted telecom service lines. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the release of this press release, or to reflect the occurrence of unanticipated events.

For a more detailed discussion of risk factors that may affect iMergent's operations and results, please refer to the company's Form 10-K for the year ended June 30, 2009. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact:

iMergent, Inc.

Steven G. Mihaylo, CEO, 775-530-3955

Stevemihaylo@imergentinc.com